Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Joseph Edelman

Date of Event Requiring Statement: November 16, 2005

Issuer Name and Ticker Symbol:     Indevus Pharmaceuticals, Inc. (IDEV)

Names:   Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Joseph Edelman with respect to the beneficial ownership of securities of Indevus Pharmaceuticals, Inc.

Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC,
its investment manager


By: /s/ Andrew Sankin, as attorney in fact
    --------------------------------------
    Name:  Joseph Edelman
    Title: Managing Member

Perceptive Advisors LLC


By: /s/ Andrew Sankin, as attorney in fact
    --------------------------------------
    Name:  Joseph Edelman
    Title: Managing Member